UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 21, 2014 (May 15, 2014)

Seratosa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sino Favour Centre, Suite 1203
1 On Yip Street, Chaiwan
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:	(408) 548-7520

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On May 15, 2015, Seratosa Inc. (the “Company”) entered into a Software License Agreement with SSWA Software Ltd. (“SSWA”), pursuant to which SSWA granted the Company, an exclusive license to deploy, utilize and market SSWA’s computer software programs owned by SSWA, which are known collectively as the SSWA Network and Platform for the use of creating, managing and coordinating e-commerce channels and transactions (the “Technology”). The license is granted for a 10-year term and may be extended by another 5 years upon mutual consent of the parties.  As consideration for its licensing of the Technology, the Company agreed to (a) issue and deliver to SSWA a one time, up-front License Fee of 10,000,000 shares of common stock of the Company, payable upon signing of the Software License Agreement, and (b) pay SSWA a 3% transaction fee on the gross commercial sales of all goods and services sold through the Technology deployed by the Company worldwide.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description

10.1	Software License Agreement, dated May 15, 2014, by and between Seratosa Inc. and SSWA Software Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERATOSA INC.

Dated: May 21, 2014	By: /s/ James Wang
Name: James Wang
Title: President & CEO